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                                                                    Exhibit 12.1


                                     NSTAR
               Computation of Ratio of Earnings to Fixed Charges
                       Twelve Months Ended June 30, 2000
                                 (in thousands)



Net income from continuing operations                           $160,676
Income taxes                                                      70,949
Fixed charges - (including securitization certificates)          197,359
                                                                --------
   Total                                                        $428,984
                                                                ========
Interest expense                                                $180,359
Interest component of rentals                                     17,000
                                                                --------
   Total                                                        $197,359
                                                                ========
Ratio of earnings to fixed charges                                  2.17
                                                                ========